UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

NUTRITION 21, INC.
(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 28, 2008 and June 11, 2008 the Company received the letters filed as exhibits to this report from counsel to a holder (the “Investor”) of (i) shares of the Company’s Series J Convertible Preferred Stock (the “Series J Preferred Stock”) that were issued by the Company under a Securities Purchase Agreement dated as of September 10, 2007 (the “SPA”) and a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate”) and (ii) 378,322 warrants initially exercisable at $1.2158 per share (the “Warrants”) that were issued by the Company under the SPA. The transaction in which the Company issued an aggregate of 17,750 shares of Series J Preferred Stock and Warrants to purchase 6,175,218 shares is described in a Report on Form 8-K that was filed by the Company on September 12, 2007. Copies of the SPA, the Certificate and the Warrants were filed as exhibits to the September 12, 2007 Report.

The Certificate provides among other things that a breach of a covenant under the SPA, the Certificate, the Warrants or other transaction documents constitutes a Triggering Event under the Certificate, except that a breach that is curable does not constitute a Triggering Event if cured within 30 days after written notice of the breach. On the occurrence of a Triggering Event, the Company is required within five days to redeem for cash all shares of Series J Preferred Stock for the Triggering Redemption Amount (as defined in the Certificate) which as of June 16, 2008 would be approximately $23,075,000 in the aggregate for all outstanding shares of Series J Preferred Stock, plus approximately $300,000 of accrued and unpaid dividends and any liquidated damages and other costs or expenses due in respect of the Series J Preferred Stock, and the holders of the Series J Preferred Stock would also have additional rights under the Certificate or under applicable law. The occurrence of a Triggering Event would also accelerate and make immediately payable approximately $1.5 million of indebtedness currently outstanding.

The letters from counsel to the Investor allege that specified breaches have occurred that would constitute Triggering Events if not timely cured. The first cure period under the letters expires on June 27, 2008.

The Company disagrees with the claims of the Investor. In the Company’s opinion the breaches alleged by the Investor do not exist, and the Company has so advised the Investor.

Among other things, the Investor claims that the replacement of a $3 million portion of a $5 million line of credit with $3 million of other debt is a breach. The investor also claims that the company breached its obligation under the SPA by granting 250,000 options at $0.41 per share to each of Gerard Butler and Michael Fink, and by not giving to the holders of the Series J Preferred Stock proper notice of these grants. Mr. Butler and Mr. Fink are the Company’s Co-CEO’s.

The Investor asserts that the option grants also triggered anti-dilution adjustments in the conversion price of the Series J Preferred Stock and in the exercise price of the related warrants. In the Company’s opinion no anti-dilution adjustment is required, and the Company has so advised the Investor.

The demanded anti-dilution adjustments would have the following results: (i) the $17.75 million of Series J Preferred Stock currently outstanding would be convertible into common stock at $0.41 per share instead of $1.2158 per share, and (ii) the Warrants issued under the SPA that are currently outstanding to purchase an aggregate of 6,715,218 shares of common stock at $1.2158 per share would be adjusted to entitle the holders to purchase an aggregate of 19,913,078 shares of common stock at $0.41 per share. An anti-dilution adjustment to the Series J Preferred Stock could in turn trigger anti-dilution adjustments whereby (i) $3,594,000 of Series I Convertible Preferred Stock currently outstanding would become convertible into common stock at $0.41 per share instead of $1.2158 per share, and (ii) warrants issued to holders of Series I Convertible Preferred Stock that are currently outstanding to purchase an aggregate of 2,913,253 shares of common stock at $1.2158 per share would be adjusted to entitle the holders to purchase an aggregate of 8,638,860 shares of common stock at $0.41 per share. The terms of the Series I Preferred Stock and related warrants are set out in a Report on Form 8-K that was filed by the Company on April 4, 2005 and in exhibits to the Report.

The description in this report of certain provisions of the letters dated May 28, 2008 and June 11, 2008 is qualified in its entirety by reference to the letters as filed as exhibits to this Report.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 26, 2007, Nasdaq Staff notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until June 23, 2008, to regain compliance with the Rule.

In a letter to the Company on June 24, 2008, Nasdaq staff noted that the Company has not regained compliance with the Rule, but that on June 23, 2008 the Company met all initial inclusion criteria for the Capital Market set forth in Marketplace Rule 4310(c) (except for the bid price). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company will now be provided an additional 180 calendar day compliance period, or until December 22, 2008, to regain compliance. If, at anytime before December 22, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Staff will provide written notification that it complies with the Rule. Nasdaq Staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance. If compliance with the Rule cannot be demonstrated by December 22, 2008, Staff will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Staff’s determination to a Listing Qualifications Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.01	Letter dated May 28, 2008 from Morrison Cohen LLP to Nutrition 21, Inc.
10.02	Letter dated June 11, 2008 from Morrison Cohen LLP to Nutrition 21, Inc.
10.03	Letter dated June 27, 2008 to Morrison Cohen LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc.
(Registrant)

Date: June 27, 2008	By: /s/ Gerard Butler
-------------------------------
Gerard Butler
Co-Chief Executive Officer

By: /s/ Michael Fink
-------------------------------
Michael Fink
Co-Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.01	Letter dated May 28, 2008 from Morrison Cohen LLP to Nutrition 21, Inc.
10.02	Letter dated June 11, 2008 from Morrison Cohen LLP to Nutrition 21, Inc.
10.03	Letter dated June 27, 2008 to Morrison Cohen LLP